CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the use of our report dated August 8, 1996, except for Notes 6 and 13, as to which the date is August 23, 1996, with respect to the consolidated financial statements of AMSERV HEALTHCARE INC. included in this Annual Report on Form 10-K of Star Multi Care Services, Inc. and to the incorporation by reference into the Registration Statements on Form S-8 (Nos. 333-20865, 333-08499, 333-05177, 333-06063 and 33-59056) of Star Multi Care Services, Inc.


                                                     /s/  ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP

San Diego, California
August 28, 1997